UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) (1) Director Resignation

At a meeting of the Board of Directors (the “Board”) of NMT Medical, Inc. (the “Company”) held on August 20, 2010, Mr. James J. Mahoney, Jr., Chairman of the Board: (i) resigned from his position as Chairman of the Board and (ii) indicated his intention to resign from the Board at a later date. On August 25, Mr. Mahoney sent a letter, dated August 24, 2010 (the “Letter”) to the President and Chief Executive Officer of the Company providing written notice of his resignation, effective as of August 25, 2010 as a member of the Board and any committee of the Board on which he then served, including as Chairman of the Board’s Audit Committee and as a member of the Joint Compensation and Options Committee.

In the Letter, Mr. Mahoney specified that his resignation from the Board was necessitated by the action taken by the Board at its meeting held on August 20, 2010 to elect a non-independent director, the Company’s Chief Operating Officer, as Chairman of the Board replacing Mr. Mahoney. Mr. Mahoney objected to the election of the Chief Operating Officer as Chairman of the Board noting that such officer reports to the Chief Executive Officer. As such, Mr. Mahoney observed that he believed this election is an indication of the Board’s unwillingness to adhere to the highest levels of ethical conduct and corporate governance as the Company has publicly stated.

The full text of the Letter is attached as Exhibit 17.1 to this Current Report on Form 8-K in accordance with Item 5.02(a)(2) thereof and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: August 26, 2010	By:	/S/ RICHARD E. DAVIS
Richard E. Davis
Executive Vice President, Chief Operating Officer

Exhibit Index

Exhibit No.	Description

17.1	Letter from James J. Mahoney, Jr. to Mr. Francis J. Martin, Chief Executive Officer, dated August 24, 2010.